IMAX CORPORATION

Exhibit 21.1

SUBSIDIARIES OF IMAX CORPORATION

Company Name	Place of Incorporation
3183 Films Ltd.	Canada
12582 Productions Inc.	Delaware
1329507 Ontario Inc.	Ontario
2328764 Ontario Ltd.	Ontario
4507592 Canada Ltd.	Canada
6822967 Canada Ltd.	Canada
7096267 Canada Ltd.	Canada
7103077 Canada Ltd.	Canada
7109857 Canada Ltd.	Canada
7214316 Canada Ltd.	Canada
7550391 Canada Ltd.	Canada
7550405 Canada Ltd.	Canada
7742266 Canada Ltd.	Canada
7742274 Canada Ltd.	Canada
9733248 Canada Ltd.	Canada
Animal Orphans 3D Ltd.	Ontario
Arizona Big Frame Theatres, L.L.C.	Arizona
Baseball Tour, LLC	Delaware
ILW Productions Inc.	Delaware
IMAX II U.S.A. Inc.	Delaware
IMAX 3D TV Ventures, LLC	Delaware
IMAX AI Limited	Ireland
IMAX (Barbados) Holding, Inc.	Barbados
IMAX Chicago Theatre LLC	Delaware
IMAX China Holding, Inc.	Cayman Islands
IMAX China (Hong Kong), Limited	Hong Kong
IMAX Documentary Films Capital, LLC	Delaware
IMAX Film Holding Co.	Delaware
IMAX GWG Inc.	Delaware
IMAX (Hong Kong) Holding, Limited	Hong Kong
IMAX Indianapolis LLC	Indiana
IMAX International Sales Corporation	Canada
IMAX Investment Management, LLC	Delaware
IMAX Japan Inc.	Japan
IMAX Minnesota Holding Co.	Delaware
IMAX Music Ltd.	Ontario
IMAX Post/DKP Inc.	Delaware
IMAX Providence General Partner Co.	Delaware
IMAX Providence Limited Partner Co.	Delaware
IMAX PV Development Inc.	Delaware
IMAX Rhode Island Limited Partnership	Rhode Island
IMAX (Rochester) Inc.	Delaware
IMAX Scribe Inc.	Delaware
IMAX (Shanghai) Commerce and Trade Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Culture & Technology Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Digital Media Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Multimedia Technology Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Theatre Technology Services Co., Ltd.	People’s Republic of China
IMAX Space Productions Ltd.	Canada
IMAX Spaceworks Ltd.	Canada

Company Name	Place of Incorporation
IMAX Theatre Holding (California I) Co.	Delaware
IMAX Theatre Holding (California II) Co.	Delaware
IMAX Theatre Holding Co.	Delaware
IMAX Theatre Holdings (OEI), Inc.	Delaware
IMAX Theatre Holding (Nyack I) Co.	Delaware
IMAX Theatre Holding (Nyack II) Co.	Delaware
IMAX Theatre Services Ltd.	Ontario
IMAX Theatres International Limited	Ireland
IMAX (Titanic) Inc. (50 % owned by IMAX Corp.)	Delaware
IMAX U.S.A. Inc.	Delaware
IMAX VR, LLC	Delaware
IMAX Virtual Reality Content Fund, LLC	Delaware
IMAXSHIFT, LLC	Delaware
Line Drive Films Inc.	Delaware
Madagascar Doc 3D Ltd.	Canada
Night Fog Productions Ltd.	Canada
Nyack Theatre LLC	New York
Plymouth 135-139, LLC	Delaware
Raining Arrows Productions Ltd.	Canada
Ridefilm Corporation	Delaware
Ruth Quentin Films Ltd.	Canada
Sacramento Theatre LLC	Delaware
SSIMWAVE Inc.	Ontario
SSIMWAVE USA Inc.	Delaware
Sonics Associates, Inc.	Alabama
Starboard Theatres Ltd.	Canada
Strategic Sponsorship Corporation	Delaware
Taurus-Littrow Productions Inc.	Delaware
TCL-IMAX Entertainment Co., Limited	Hong Kong
TCL-IMAX (Shanghai) Digital Technology Co. Ltd.	People’s Republic of China
Walking Bones Pictures Ltd.	Canada